 EXHIBIT 99.1

The Dayton Power and Light Company Announces Results of Tender Offer for Outstanding State of Ohio Collateralized Air Quality Development Revenue Bonds, 2006 Series A

For Immediate Release

Dayton, OH – June 26, 2017 – The Dayton Power and Light Company (the “Company”) announced today the results of its previously announced tender offer (the “Tender Offer”) to purchase for cash, subject to certain terms and conditions, any and all of the outstanding State of Ohio Collateralized Air Quality Development Revenue Bonds, 2006 Series A (The Dayton Power and Light Company Project) (the “Project Bonds”).

On May 26, 2017, the Company commenced the Tender Offer to purchase the Project Bonds in accordance with the terms and conditions set forth in the Offer to Purchase and related Letter of Transmittal, each dated May 26, 2017 (together, the “Offer Materials”). On September 13, 2006, the Company issued $100 million aggregate principal amount of First Mortgage Bonds, 4.80% Pollution Control Series 2006 due 2036 (the “Project First Mortgage Bonds, 4.80%”) to the Ohio Air Quality Development Authority (the “Authority”) to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale by the Authority of $100 million aggregate principal amount of the Project Bonds, issued pursuant to the Trust Indenture, dated as of September 1, 2006 (the “Project Bond Indenture”), between the Authority and The Bank of New York Mellon (formerly The Bank of New York) (in such capacity, the “Project Bond Indenture Trustee”), which Project First Mortgage Bonds, 4.80% were assigned by the Authority to the Project Bond Indenture Trustee as security for the payment of the principal of and interest on the Project Bonds. The Project First Mortgage Bonds, 4.80% are issued under the First and Refunding Mortgage, dated as of October 1, 1935, between the Company and The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) (in such capacity, the “First Mortgage Indenture Trustee”) (as amended to date, the “First Mortgage Indenture”).

As of 5:00 p.m., New York City time, on June 23, 2017 (the “Offer Expiration Date”), $8.105 million aggregate principal amount of the outstanding Project Bonds (representing approximately 8.11% of the outstanding Project Bonds) had been tendered. The Company has exercised its option to accept for payment those Project Bonds that were validly tendered at or prior to the Offer Expiration Date.

Holders who validly tendered their Project Bonds at or prior to the Offer Expiration Date will receive an amount, paid in cash, equal to the principal amount of such Project Bonds (the “Purchase Price”). In addition to the Purchase Price, the Company is also paying accrued and unpaid interest on the Project Bonds purchased from the last interest payment date up to, but not including, the settlement date for the Project Bonds purchased in the Tender Offer.

The settlement date for such Project Bonds accepted for payment is expected to occur in no event later than June 26, 2017, but may change at the Company’s option and is subject to all conditions to the Tender

Offer having been satisfied or waived by the Company. In accordance with the terms of the First Mortgage Indenture, upon the purchase and settlement of such Project Bonds, an equal principal amount of the Project First Mortgage Bonds, 4.80% will be deemed paid once cancelled by the First Mortgage Indenture Trustee. Closing of the Tender Offer is subject to the conditions described in the Offer Materials. Full details of the terms and conditions of the Tender Offers are set out in the Offer Materials.

D.F. King & Co., Inc. has been retained to serve as the Tender Agent and Information Agent for the Tender Offer. The Company has made the Tender Offer only by, and pursuant to, the terms of the Offer Materials. None of the Company, the Tender Agent or the Information Agent make any recommendation as to whether holders should tender or refrain from tendering their Project Bonds or when they should take such action. Holders must make their own decision as to whether and when to tender Project Bonds and, if so, the principal amount of the Project Bonds to tender.

This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs and current expectations and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Such forward-looking statements include, but are not limited to, the occurrence, timing and effect of the Tender Offer and other similar matters. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, timing of events, accurate projections of market conditions and regulatory rates, future interest rates, commodity prices, continued normal levels of operating performance and electricity volume at distribution companies and operational performance at generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and expected rates of return.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in the Company’s 2016 Annual Report on Form 10-K. Readers are encouraged to read the Company’s filings to learn more about the risk factors associated with the Company’s businesses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any security holder who desires copies of the Company’s periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding Exhibits) without charge by addressing a request to the Office of the Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Copies of such reports also may be obtained by visiting DPL’s website at www.dplinc.com.

About The Dayton Power and Light Company and The AES Corporation

The Dayton Power and Light Company is the principal subsidiary of DPL Inc. (DPL), a regional energy provider and an AES company. DPL’s other significant subsidiaries include AES Ohio Generation, LLC (AES Ohio Gen), Miami Valley Insurance Company (MVIC), and Miami Valley Lighting, LLC (MVLt). The Dayton Power and Light Company, a regulated electric utility, provides service to over 520,000 customers in West Central Ohio; AES Ohio Gen engages in the operation of merchant peaking generation facilities; MVIC, a captive insurance company, provides insurance services to DPL and its subsidiaries, and MVLt maintains outdoor lighting to governments and businesses. DPL, through its subsidiaries, owns and operates approximately 3,000 megawatts of generation capacity, of which 2,000 megawatts are coal-fired units and 1,000 megawatts are solar, natural gas, battery storage and diesel peaking units. For more information about the company, please visit www.dplinc.com. Connect with DP&L at www.twitter.com/dpltoday, www.linkedin.com/company/dayton-power-and-light, and at www.facebook.com/DPLToday.

The AES Corporation (NYSE: AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 17 countries through a diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 19,000 people is committed to operational excellence and meeting the world’s changing power needs. AES’ 2016 revenues were $14 billion and AES owns and manages $36 billion in total assets. To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

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